Exhibit 21.1

(5/31/22)

Company Name	Place of Incorporation
Ali Industries, LLC	Ohio (USA)
ALTECO Technik GmbH	Germany
API S.p.A.	Italy
Arnette Polymers, LLC (80% JV)	Massachusetts (USA)
Carboline Company	Delaware (USA)
Carboline Global Inc.	Delaware (USA)
Carboline International Corporation	Delaware (USA)
DAP Global Inc.	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Euclid Admixture Canada Inc.	Canada
Eucomex, S.A. de C.V.	Mexico
Fibergrate Composite Structures Incorporated	Delaware (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Europe Limited	England & Wales
Flowcrete UK Ltd.	England & Wales
Guardian Protection Products, Inc.	Delaware (USA)
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kop-Coat, Inc.	Ohio (USA)
LBG Holdings, Inc.	Delaware (USA)
Legend Brands, Inc.	Delaware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Modern Recreational Technologies, Inc.	Delaware (USA)
Morrells Woodfinishes Limited	England & Wales
MW (Oldco) Limited	England & Wales
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
Nudura Inc.	Canada
Profile Food Ingredients, LLC	Illinois (USA)
Radiant Color NV	Belgium
RPM Canada, a General Partnership	Canada
RPM Consumer Group, Inc.	Delaware (USA)
RPM Europe Finance Designated Activity Company (“dac”)	Ireland
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding, LLC	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Lux Enterprises S.à r.l.	Luxembourg
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW UK Limited	England & Wales
RSIF International Designated Activity Company (“dac”)	Ireland
Rust-Oleum Argentina S.A.	Argentina
Rust-Oleum Corporation	Delaware (USA)
Schul International Co., LLC	New Hampshire (USA)
Specialty Products Holding Corp.	Ohio (USA)

SPS B.V.	Netherlands
StonCor Africa Proprietary Limited	South Africa
StonCor Group, Inc.	Delaware (USA)
TCI, Inc.	Georgia (USA)
TCI Powder Coating Canada ULC	Canada
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco CPG France SAS	France
Tremco CPG Germany GmbH	Germany
Tremco CPG Hong Kong Limited	Hong Kong
Tremco CPG Inc.	Delaware (USA)
Tremco CPG (India) Private Limited	India
Tremco CPG Manufacturing Corp.	Delaware (USA)
Tremco CPG Netherlands B.V.	Netherlands
Tremco CPG Sweden AB	Sweden
Tremco CPG Turkey Diș Ticaret A.S.	Turkey
Tremco CPG UK Limited	England & Wales
Tremco Holdings, Inc.	Delaware (USA)
tremco illbruck Group GmbH	Germany
Tremco Incorporated	Ohio (USA)
United Construction Products, LLC	Colorado (USA)
Universal Sealants (U.K.) Limited	England & Wales
Viapol Ltda.	Brazil
Weatherproofing Technologies, Inc.	Delaware (USA)